AGREEMENT APPLICABLE TO THE STORAGE

                              OF NATURAL GAS

                         UNDER RATE SCHEDULE GSS



         AGREEMENT made and entered into as of this first day of April, 1997, by and between CNG TRANSMISSION CORPORATION, a Delaware corporation, hereinafter referred to as "Pipeline," and CONNECTICUT NATURAL GAS CORPORATION, a Connecticut corporation, hereinafter referred to as "Customer."



         WHEREAS, Pipeline and Customer desire to enter into a service agreement to provide for Pipeline to render to Customer natural gas storage service as contemplated in the Precedent Agreement between Pipeline and Customer dated April 10, 1996; and



         WHEREAS, as contemplated by said Precedent Agreement, such services are to be implemented in two phases, the first commencing in 1997, and the second in 1999; and



         WHEREAS, Pipeline desires to sell such a storage service to Customer pursuant to the terms and conditions of Pipeline's Rate Schedule GSS; and



         WHEREAS, Pipeline and Customer have agreed that the costs associated with the development of the proposed storage service should be reflected in rates under Rate Schedule GSS on a rolled-in basis; and



         WHEREAS, in order to effect the eventual delivery of natural gas to Customer, Customer will arrange for the firm transportation of the natural gas to be injected and withdrawn from storage pursuant to this Agreement.



         NOW, THEREFORE, WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree that Pipeline will store natural gas for Customer during the term, at the rates and on the terms and conditions hereinafter provided:



                            ARTICLE I



                           Quantities
                           ----------

               Beginning as of April 1, 1997, and thereafter for the remaining term of this agreement, Customer agrees to deliver to Pipeline and Pipeline agrees to receive for storage in Pipeline's underground storage properties, and Pipeline agrees to inject or cause to be injected into storage for Customer's account, store, withdraw from storage, and deliver to Customer and Customer agrees to receive, quantities of natural gas as set forth on Exhibit A, attached hereto.





                            ARTICLE II

                              Rate
                              ----


         A. For storage service rendered by Pipeline to Customer hereunder, Customer shall pay Pipeline the maximum rates and charges provided under Rate Schedule GSS contained in Pipeline's effective FERC Gas Tariff or any effective superseding rate schedule.



         B. Pipeline shall have the right to propose, file and make effective with the FERC or any other body having jurisdiction, revisions to any applicable rate schedule, or to propose, file, and make effective superseding rate schedules for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that (i) Section 2 of Rate Schedule GSS "Applicability and Character of Service,"
   (ii) term, (iii) quantities, and (iv) points of receipt and points of delivery shall not be subject to unilateral change under this Article. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and become a part of this Service Agreement. The filing of such changes and revisions to any applicable rate schedule shall be without prejudice to the right of Customer to contest or oppose such filing and its effectiveness.



         C. The Storage Demand Charge and the Storage Capacity Charge provided in the aforesaid rate schedule shall commence on April
   1, 1997.



                           ARTICLE III

                        Term of Agreement



                        -----------------


         Subject to all the terms and conditions herein, this Agreement shall be effective as of April 1, 1997, and shall continue for a primary term as follows:



         A. Phase 1 Services. Commencing April 1, 1997, and continuing in effect for a primary term through and including March 31, 2007, and from year to year thereafter, until either party terminates this Agreement by giving written notice to the other at least twenty-four months prior to the start of the next contract year.


         B. Phase 2 Services. Commencing April 1, 1999, and continuing in effect for a primary term through and including March 31, 2009, and from year to year thereafter, until either party terminates this Agreement by giving written notice to the other at least twenty-four months prior to the start of the next contract year.



                           ARTICLE IV

                  Points of Receipt and Delivery
                  ------------------------------


         The Points of Receipt for Customer's tender of storage injection quantities, and the Point(s) of Delivery for withdrawals from storage shall be specified on Exhibit A, attached hereto.



                           ARTICLE V

         Incorporation By Reference of Tariff Provisions
         -----------------------------------------------


         To the extent not inconsistent with the terms and conditions of this Agreement, the following provisions of Seller's effective
   FERC Gas Tariff, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference:



               1. All of the provisions of Rate Schedule GSS, or any effective superseding rate schedule or otherwise applicable rate schedule; and



               2. All of the provisions of the General Terms and Conditions, as they may be revised or superseded from time to time.





                           ARTICLE VI

                          Miscellaneous
                          -------------


         A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article VI.A. requires a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the request, filing or revision permitted under Article II must be made under Section 7 or Section 4 of the Natural Gas Act.



         B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:



         Pipeline:   CNG Transmission Corporation
                     445 West Main Street
                     Clarksburg, West Virginia  26301
                     Attention:  Vice President, Marketing and Customer Services



         Customer:   Connecticut Natural Gas Corporation
                     100 Columbus Boulevard, P.O. Box 1500
                     Hartford, Connecticut   06144-1500
                     Attention:  Director of Energy Procurement



   or at such other address as either party shall designate by formal written notice.



         C. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.



         D. The subject headings of the provisions of this Agreement are inserted for the purpose of convenient reference and are not intended to become a part of or to be considered in any interpretation of such provisions.





                           ARTICLE VII

                          Prior Contract
                          --------------


         Upon its execution by Pipeline and by Customer, this Service Agreement shall supersede and cancel, as of its effective date, the "Precedent Agreement For Firm CNG Storage Service Under Rate Schedule GSS" between Customer and Pipeline dated April 10,
   1996; and that certain "Letter Agreement Related to Seasonal Service Expansion Project Precedent Agreements" between Pipeline and Customer dated April 9, 1996.




               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officials as of the day and year first above written.





   CNG TRANSMISSION CORPORATION

                           (Pipeline)





   By:__________________________



   Its:  Vice President





   CONNECTICUT NATURAL GAS

         CORPORATION (Customer)





   By:  Edna M. Karanian
      --------------------------



   Its:  V.P.
       -------------------------
                     (Title)



                                 EXHIBIT A
                     To The Storage Service Agreement
                           Dated April 1, 1997
                 Between CNG Transmission Corporation and
                    Connecticut Natural Gas Corporation





   A.    Quantities



         The quantities of natural gas storage service which Customer may utilize under this Service Agreement, as well as Customer's applicable Billing Determinants, are as follows:



         1. Phase 1. For the period commencing April 1, 1997, and continuing in effect for a primary term through and including March 31, 2007, and from year to year thereafter until either party gives written notice in accordance with Article III of the Storage Service Agreement:



               a.    A Storage Capacity of 1,305,000 Dekatherms ("Dt"); and



               b.    A Storage Demand of 14,658 Dt per Day.



         2. Phase 2. For the period commencing April 1, 1999, and continuing in effect for a primary term through and including March 31, 2009, and from year to year thereafter until either party gives written notice in accordance with Article III of the Storage Service Agreement:


               a. An additional Storage Capacity of 495,000 Dt (resulting in a total MATQ of 1,800,000 Dt commencing as of April 1, 1999; and


               b. An additional Storage Demand of 5,000 Dt per Day (resulting in a total Storage Demand of 19,658 Dt per Day commencing as of April 1, 1999).



   B.    Points of Receipt


         The primary Points of Receipt for Customer's tender of storage injection quantities, and the maximum quantities and character



   of service for each point shall be as set forth below. Pipeline will use due care and diligence to assure, and Customer will use due care and diligence to cause its transporter to assure, that uniform pressures will be maintained at the Receipt Points as reasonably may be required to render service hereunder, but Pipeline will not be required to accept gas at less than the minimum pressures specified herein.




                                                   EXHIBIT A
                              To The Storage Service Agreement
                                           Dated April 1, 1997
                      Between CNG Transmission Corporation and
                           Connecticut Natural Gas Corporation
                                                    Page 2 of 3

   1. At the interconnection of facilities of Transcontinental Gas Pipe Line Corporation or Texas Eastern Transmission Corporation and Pipeline in Clinton County, Pennsylvania, known as the Leidy Interconnection, at a pressure of not less than one thousand (1,000) pounds per square inch gauge ("psig"); or


   2.    At the interconnection of facilities of Texas Eastern
   Transmission Corporation and Pipeline in Westmoreland County,
   Pennsylvania, known as the Oakford interconnection, at a pressure of not less than five hundred seventy-five (575) psig; or


   3. At the following points of interconnection between the facilities of Pipeline and Tennessee Gas Pipeline Company:


               a. the Gilmore interconnection, located in Tuscarawas County, Ohio;

               b. the Augusta interconnection, located in Carroll County, Ohio;

               c. the Petersburg interconnection, located in Mahoning County, Ohio;

               d. the Cochranton interconnection, located in Crawford County, Pennsylvania; and

               e. the Ellisburg interconnection, located in Potter County, Pennsylvania;


               with the specific allocation of quantities among these points to be determined by mutual agreement between Pipeline and Customer.


   4. In the event that Customer does not utilize the Primary Receipt Points listed in paragraphs B.1, B.2, or B.3, above, then the Point of Receipt under this GSS Agreement for firm storage injection quantities shall be the points of injection into Pipeline's storage pool(s). Customer shall either utilize the receipt point rights under its Service Agreement with Pipeline under Rate Schedule FT-GSS, or shall utilize some other transportation service agreement with appropriate receipt point entitlements, to nominate gas for subsequent injection into storage under this GSS Agreement.

                                                   EXHIBIT A
                              To The Storage Service Agreement
                                           Dated April 1, 1997
                      Between CNG Transmission Corporation and
                           Connecticut Natural Gas Corporation
                                                    Page 3 of 3


   C.    Point of Delivery



         1. The Point of Delivery for subsequent transportation to Customer of all firm storage withdrawal quantities shall be the point(s) of withdrawal from Pipeline's storage pool(s).



         2. This Point of Delivery shall only be Primary, as defined in Pipeline's FERC Gas Tariff, to the extent that corresponding transportation from the points of withdrawal from Pipeline's storage pool(s) is provided under the "Service Agreement
   Applicable to Transportation Of Natural Gas Under Section 9 of
   Rate Schedule FT (FT-GSS Service)" between Pipeline and
   Connecticut Natural Gas Corporation, dated April 1, 1997.